QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.2

REVOCABLE PROXY

MAGNUM HUNTER RESOURCES, INC.
600 East Las Colinas Blvd., Suite 1100, Irving, Texas 75039

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned hereby appoints Richard R. Frazier, M. Bradley Davis and Morgan F. Johnston, or any of them, with full power of substitution, proxies of the undersigned, with all the powers that the undersigned would possess if personally present to cast all votes that the undersigned would be entitled to vote at the Special Meeting of Stockholders of Magnum Hunter Resources, Inc. (the "Company") to be held on Monday, May     , 2005, at                        at             a.m., Central Daylight Savings Time, and any and all adjournments or postponements thereof, with respect to the following matters described in the accompanying Proxy Statement and, in their discretion, on other matters which come before the meeting.

  (1)
  A proposal to approve the Agreement and Plan of Merger, dated as of January 25, 2005, as amended by and among the Company, Cimarex Energy Co. and Cimarex Nevada Acquisition Co.

    ☐ FOR        ☐ AGAINST        ☐ ABSTAIN

  (2)
  Such other business as may properly come before the meeting or any adjournment thereof.

    ☐ FOR        ☐ AGAINST        ☐ ABSTAIN

Your Board of Directors unanimously recommends a vote FOR the proposal set forth above

(Continued and to be signed on the reverse side)

(Continued from other side)

This Proxy will be voted at the Special Meeting or any adjournment or postponement thereof as specified. If no specifications are made, this Proxy will be voted FOR the proposal as set forth above. This Proxy hereby revokes all prior proxies given with respect to the shares of the undersigned.

Date:	, 2005

(Signature)

(Please print your name)

        (Please sign name as fully and exactly as it appears opposite. When signing in a fiduciary or representative capacity, please give full title as such. When more than one owner, each owner should sign. Proxies executed by a corporation should be signed in full corporate name by duly authorized officer. If a partnership, please sign in partnership name by an authorized person.)

PLEASE MARK, SIGN, DATE AND MAIL TO THE COMPANY
AT THE ADDRESS STATED ON THE RETURN ENVELOPE.

QuickLinks

REVOCABLE PROXY